EXHIBIT 10.1

CHINA SUNERGY CO., LTD.

SHARE INCENTIVE PLAN

ARTICLE 1

PURPOSE

The purpose of the China Sunergy Co., Ltd. Share Incentive Plan (the “Plan”) is to promote the success and enhance the value of China Sunergy Co., Ltd., a company formed under the laws of the Cayman Islands (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

2.2 “Award” means an Option award granted to a Participant pursuant to the Plan.

2.3 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Change in Control” means a change in ownership or control of the Company after the Registration Date effected through either of the following transactions:

(a) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Incumbent Board (as defined below) who are not affiliates or associates of the offeror under Rule 12b-2 promulgated under the Exchange Act do not recommend such shareholders accept, or

(b) the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the Board; provided that if the election, or nomination for election by the Company’s shareholders, of any new member of the Board is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new member of the Board shall be considered as a member of the Incumbent Board.

2.6 “Code” means the Internal Revenue Code of 1986 of the United States, as amended.

2.7 “Committee” means the committee of the Board described in Article 8.

2.8 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to a Service Recipient; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Service Recipient to render such services.

2.9 “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

2.10 “Corporate Transaction” means any of the following transactions, provided, however, that the Committee shall determine under (d) and (e) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(a) an amalgamation, arrangement or consolidation or scheme of arrangement in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated;

(b) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(c) the complete liquidation or dissolution of the Company;

(d) any reverse takeover or series of related transactions culminating in a reverse takeover (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company is the surviving entity but (A) the Ordinary Shares outstanding immediately prior to such takeover are converted or exchanged by virtue of the takeover into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such takeover or the initial transaction culminating in such takeover, but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction; or

(e) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction.

2.11 “Disability” means that the health status of the Participant falls within the definition of long-term disability under the Service Recipient’s long-term disability insurance program, as it may be amended from time to time, to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Service Recipient to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.

2.12 “Effective Date” shall have the meaning set forth in Section 9.1.

2.13 “Employee” means any person, including an officer or member of the Board of the Company, any Subsidiary of the Company, who is in the employ of a Service Recipient, subject to the control and direction of the Service Recipient as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by a Service Recipient shall not be sufficient to constitute “employment” by the Service Recipient.

2.14 “Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended.

2.15 “Fair Market Value” means, as of any date, the value of Shares determined as follows:

(a) If the Shares are listed on one or more established stock exchanges or national market systems, its Fair Market Value shall be the average closing sales price for such shares (or the closing bid, if no sales were reported) for the five trading days as quoted on the principal exchange or system on which the Shares are listed (as determined by the Committee)

immediately prior to the date of determination (or, if no closing sales price or closing bid was reported for such days, on the last five trading days such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the average closing sales price for such shares as quoted on such system or by such securities dealer for the five trading days immediately prior to the date of determination, but if selling prices are not reported, the Fair Market Value of an Ordinary Share shall be the mean between the high bid and low asked prices for the Ordinary Shares on such days prior to the date of determination (or, if no such prices were reported on such days, on the last five days such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) In the absence of an established market for the Shares of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Committee in good faith and in its discretion by reference to (i) the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement, (ii) other third party transactions involving Shares and the development of the company’s business operation and the general economic and market conditions since such sale, (iii) an independent valuation of the Shares, or (iii) such other methodologies or information as the Committee determines to be indicative of Fair Market Value.

2.16 “Independent Director” means a member of the Board who is not an Employee of the Company.

2.17 “Initial Public Offering” means the initial offering of the Company’s Ordinary Shares to the public on a reputable share exchange or national market system as approved by the Board.

2.18 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of Shares at a specified price during specified time periods.

2.19 “Participant” means a person who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.20 “Plan” means this China Sunergy Co., Ltd. Share Incentive Award Plan, as it may be amended from time to time.

2.21 “Related Entity” means any business, corporation, partnership, limited liability company or other entity in which the Company or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly but which is not a Subsidiary and which the Board by a majority of not less than three quarters of the entire Board designates as a Related Entity for purposes of the Plan.

2.22 “Securities Act” means the Securities Act of 1933 of the United States, as amended.

2.23 “Service Recipient” means the Company, any Subsidiary of the Company or any Related Entity to which a Participant provides services as an Employee, Consultant or as a Director.

2.24 “Share” means the ordinary shares of the Company, par value $0.0001 per share, and such other securities of the Company that may be substituted for Shares pursuant to Article 7.

2.25 “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to the provisions of Article 7 and Section 3.1(b), the maximum aggregate number of Shares which may be issued pursuant to all Awards is 2,500,000.

(b) To the extent that an Award terminates, expires, or lapses for any reason, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by Applicable Law, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of business combination by the Company or any Subsidiary of the Company shall not be counted against Shares available for grant pursuant to the Plan.

3.2 Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares (subject to applicable law) or Shares purchased on the open market. Additionally, in the discretion of the Committee, American Depository Shares in an amount equal to the number of Shares which otherwise would be distributed pursuant to an Award may be distributed in lieu of Shares in settlement of any Award. If the number of Shares represented by an American Depository Share is other than on a one-to-one basis, the limitations of Section 3.1 shall be adjusted to reflect the distribution of American Depository Shares in lieu of Shares.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Employees, Consultants, all members of the Board and candidates of members of the Board are eligible to participate in this Plan, provided that a candidate of member of the Board shall not be entitled to exercise any Award before he becomes a member of the Board.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Jurisdictions. In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or is employed. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 3.1 of the Plan. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

ARTICLE 5

OPTIONS

5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement which may be a fixed price or a variable price related to the Fair Market Value of the Shares.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, including exercise prior to vesting; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine any conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, to the extent permitted by the Applicable Laws, (i) cash or check denominated in U.S. Dollars, (ii) cash or check in Chinese Renminbi, (iii) cash or check denominated in any other local currency as approved by the Committee, (iv) Shares held for such period of time as may be required by the Committee in order to avoid adverse financial accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, (v) after the Shares are listed on a regulated securities exchange or are otherwise publicly traded the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (vi) any combination of the foregoing. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant.

ARTICLE 6

PROVISIONS APPLICABLE TO AWARDS

6.1 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Each Award Agreement shall be in the standard form set forth in Annex A to this Plan. Any Award Agreement may include such additional provisions not inconsistent with the terms set forth in the standard form as may be specified by the Committee. Variation from or waiver of any terms set forth in the standard form shall be approved by the Board by at least a three quarters majority of the entire Board.

6.2 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the unanimous approval of the Committee, pursuant to such conditions and procedures as the Committee may establish in such approval. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

6.3 Beneficiaries. Notwithstanding Section 6.2, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

6.4 Share Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Share pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All Share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply all Applicable Laws, and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any Share certificate to reference restrictions applicable to the Share. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

6.5 Paperless Administration. Subject to Applicable Laws, the Committee may make Awards, provide applicable disclosure and procedures for exercise of Awards by an internet website or interactive voice response system for the paperless administration of Awards.

6.6 Foreign Currency. A Participant may be required to provide evidence that any currency used to pay the exercise price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations. In the event the exercise price for an Award is paid in Chinese Renminbi or other foreign currency, as permitted by the Committee, the amount payable will be determined by conversion from U.S. dollars at the official rate promulgated by the People’s Bank of China for Chinese Renminbi, or for jurisdictions other than the Peoples Republic of China, the exchange rate as selected by the Committee on the date of exercise.

ARTICLE 7

CHANGES IN CAPITAL STRUCTURE

7.1 Adjustments. In the event of any dividend, share split, combination or exchange of Shares, amalgamation, arrangement or consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to its shareholders, or any other change affecting the shares of Shares or the share price of a Share, the Committee shall make such proportionate and equitable adjustments to (a) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (c) the grant or exercise price per share for any outstanding Awards under the Plan, as determined by the Committee.

7.2 Acceleration upon a Change of Control. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Participant, if a Change of Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor, such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change of Control, the Committee may in its sole discretion provide for (i) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise such Awards during a period of time as the Committee shall determine, (ii) either the purchase of any Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’ s rights, then such Award may be terminated by the Company without payment), (iii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion the assumption of or substitution of such Award by the successor or surviving corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices, or (iv) provide for payment of Awards in cash based on the value of Shares on the date of the Change of Control.

7.3 Outstanding Awards – Corporate Transactions. In the event of a Corporate Transaction, each Award will terminate upon the consummation of the Corporate Transaction, unless the Award is assumed by the successor entity or parent thereof in connection with the Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction and:

(a) the Award either is (x) assumed by the successor entity or parent thereof or replaced with a comparable Award (as determined by the Committee) with respect to shares of the capital shares of the successor entity or parent thereof or (y) replaced with a cash incentive program of the successor entity which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award, then such Award (if assumed), the replacement Award (if replaced), or the cash incentive program automatically shall become fully vested, exercisable and payable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights, immediately upon termination of the Participant’s employment or service with all Service Recipient within twelve (12) months of the Corporate Transaction without cause; and

(b) For each Award that is neither assumed nor replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction.

7.4 Outstanding Awards – Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 7, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

7.5 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to an Award or the grant or exercise price of any Award.

ARTICLE 8

ADMINISTRATION

8.1 Committee. The Plan shall be administered by the Compensation Committee appointed by the Board; provided, however that the Compensation Committee may delegate to a committee the authority to grant or amend Awards to Participants other than Independent Directors and executive officers of the Company (such committee being the “Committee”). The Committee shall consist of at least two individuals who are officers and/or directors of the Company. Reference to the Committee shall refer to the Board if the Compensation Committee has not been appointed, or ceases to exist and the Board does not appoint a successor Committee. Notwithstanding the foregoing, the full Board, acting by majority of its members in office shall conduct the general administration of the Plan if required by Applicable Law, and with respect to Awards granted to Independent Directors and executive officers of the Company and for purposes of such Awards the term “Committee” as used in the Plan shall be deemed to refer to the Board. Notwithstanding the foregoing, following the Initial Public Offering, the Committee shall consist solely of two or more members of the Board each of whom is a Non-Employee Director and an “independent director” under the rules of the principal securities market on which Shares are traded. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board.

8.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee may act as to matters under the Plan specifically relating to such member. The Company will bear the expenses in relation to the administration and execution of the Plan.

8.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

8.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Benefits will be paid only if the Committee determines, in its discretion, that the claimant is entitled to them.

ARTICLE 9

EFFECTIVE AND EXPIRATION DATE

9.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Company’s shareholders (the “Effective Date”). The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the share capital of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Memorandum of Association and Articles of Association.

9.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 10

AMENDMENT, MODIFICATION, AND TERMINATION

10.1 Amendment, Modification, And Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with Applicable Laws, or stock exchange rules, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) shareholder approval is required for any amendment to the Plan that (i) increases the number of Shares available under the Plan (other than any adjustment as provided by Article 7), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, (iii) permits the Committee to extend the term of the Plan or the exercise period for an Option beyond ten years from the date of grant, or (iv) results in a material increase in benefits or a change in eligibility requirements.

10.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 10.1, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 11

GENERAL PROVISIONS

11.1 No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

11.2 No Shareholders Rights. No Award gives the Participant any of the rights of a Shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

11.3 Taxes. No Shares shall be delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s payroll tax obligations) required or permitted by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Committee, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

11.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Service Recipient to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of any Service Recipient.

11.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

11.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Memorandum of Association and Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

11.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

11.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

11.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

11.10 Fractional Shares. No fractional shares of Share shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

11.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

11.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Share or otherwise shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares paid pursuant to the Plan under the Securities Act or any other similar law in any applicable jurisdiction. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Actor other Applicable Laws the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

11.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the Cayman Islands.

11.14 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is or may become subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and the Award Agreements shall be interpreted in accordance with Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulation or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines is necessary or appropriate to (a) exempt the Award from Section 409A of the Code and /or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.

11.15 Appendices. The Committee may approve such supplements, amendments or appendices to the Plan as it may consider necessary or appropriate for purposes of compliance with applicable laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan; provided, however, that no such supplements shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan.

*  *  *  *  *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of China Sunergy Co., Ltd. on April 24, 2007.

*  *  *  *  *

I hereby certify that the foregoing Plan was approved by the shareholders of China Sunergy Co., Ltd. on April 24, 2007.

Executed on this 24th day of April, 2007.

Corporate Secretary

CHINA SUNERGY CO., LTD. (THE “COMPANY”)

SHARE OPTION AWARD AGREEMENT

Name:	Plan:	China Sunergy Co., Ltd. Share Incentive Plan
Address:
	Grant:	Option to purchase ordinary shares of the Company

Exercise Price:
Signature:
Grant Date:

1.	This share option award granted hereunder is made pursuant to the China Sunergy Co., Ltd. Share Incentive Plan (the “Plan”). Capitalized terms used herein shall have the meaning ascribed to them in the Plan. Effective on the grant date written hereinabove (the “Grant Date”) you have been granted an the option to purchase the number of Shares at the exercise price designated above, in accordance with the provisions of the China Sunergy Co., Ltd. Share Incentive Plan (the “Plan”). This option may be exercised for whole shares only.

Twenty-five percent (25%) of the Shares subject to the option will vest and become exercisable on the first anniversary of the Grant Date, and additional twenty-five percent (25%) of the Shares subject to the option will vest and become exercisable on each of the second, third and fourth anniversaries of the Grant Date.

2.	In the event of the termination of your employment or service with the Company, any of its Subsidiaries or a Related Entity for any reason other than Termination by Employer for “cause” as described in Paragraph 3 below, whether such termination is occasioned by you, by the Company or any of its Subsidiaries or Related Entities (“Termination of Service”), your right to vest in your option under the Plan, if any, will terminate effective as of the earlier of: (i) the date that you give or are provided with written notice of Termination of Service, or (ii) if you are an employee of the Company or any of its Subsidiaries or a Related Entity, the date that you are no longer actively employed by such entity, regardless of any notice period or period of pay in lieu of such notice required under any applicable statute or the common law (each, the “Notice Period”). For greater clarity, you have no rights to vest in your option during the Notice Period.

3.	Notwithstanding the foregoing, if your Termination of Service is by reason of “cause,” then your right to exercise the option shall terminate concurrently with your Termination of Service. For this purpose “cause” shall have the meaning as expressly defined in any then-effective written agreement regarding your employment with the Company, any Subsidiary or Related Entity. In the absence of such then-effective written agreement and definition, “cause” is based on a determination by the Committee, in its discretion, that you have: (i) performed an act or failed to perform any act, in bad faith and to the detriment of the Company, a Subsidiary or any Related Entity; (ii) engaged in dishonesty, intentional misconduct or material breach of any agreement with the Company, a Subsidiary or a Related Entity; (iii) been indicted for commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person, or (iv) failed to discharge competently your duties and responsibilities expressly stated or customarily expected in respect of your position at the Company, a Subsidiary or Related Entity.

4.	The option may not be exercised until vested. Subject to Paragraph 3, once vested, the vested portion of the option may be exercised in whole or any part, at any time. However, a vested option (or a vested portion of the option) must be exercised, if at all, prior to the earlier of:

(a)	one year following your Termination of Service with the Company, its Subsidiaries and Related Entities by reason of death or Disability;

(b)	90 days following your Termination of Service (which does not include Termination by Employer without cause) for any reason other than death or Disability or for cause; for this purpose your last day of active employment or service will be deemed to occur on the date of the closing of the sale of all or substantially all of the shares or assets of a Subsidiary or Related Entity for which you are employed at the time of the transaction;

(c)	the tenth anniversary of the Grant Date;

and if not exercised prior thereto shall terminate and no longer be exercisable.

5.	The option will be deemed exercised upon your completing the exercise procedures established by the Company and your payment of the option exercise price per share and any applicable tax withholding to the Company. Payment may be made in cash or such other method as the Company may permit from time to time as set forth in the Plan.

6.	The Shares acquired upon exercise of the option may in the discretion of the Company be subject to such restrictions as the Company may require such as rights of first refusal, rights of repurchase or requirements that you consent not to transfer the Shares for a period of time in connection with any public offering of the Shares.

7.	Notwithstanding anything in the Plan to the contrary and in accordance with Section 4.3 of the Plan, if you are a resident for tax purposes in the Peoples Republic of China (“PRC”), you may exercise your option only when the Shares underlying and issuable upon exercise of you option are freely transferable on a stock exchange or are otherwise publicly traded, and only by placing a market sell order with a broker with respect to Shares then issuable upon exercise of the option as described in Section 5.1(c) of the Plan.

8.	The Company has the authority to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy applicable national, local and foreign taxes arising from this option. You may satisfy your tax obligation, in whole or in part, by either: (i) electing to have the Company withhold Shares otherwise to be delivered with a Fair Market Value equal to the minimum amount of the tax withholding obligation; or (ii) surrendering to the Company previously owned Shares with a Fair Market Value equal to the minimum amount of the tax withholding obligation.

9.	This option is not transferable except by will or the laws of descent and distribution.

10.

You acknowledge and consent to the collection, use, processing and transfer of personal data as described in this paragraph. The Company, its affiliates and your employer hold certain personal information, including your name, home address and telephone number, date of birth, social security number or other employee tax identification number, salary, nationality, job title, any shares awarded, cancelled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). The Company and its affiliates will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, the PRC or elsewhere such as the United States. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares on your behalf to a broker or other third party with whom you may elect to deposit any shares acquired pursuant to the Plan. You may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect your ability to participate in the Plan.

11.	Your participation in the Plan is voluntary. The value of the option is an extraordinary item of compensation outside the scope of your employment contract, if any. As such, the option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pensions or retirement benefits or similar payments unless specifically and otherwise provided. Rather, the awarding of an option under the Plan represents an incentive for you to align your interests with the interests of the shareholders of the Company.

12.	This option is granted under and governed by the terms and conditions of the Plan. You acknowledge and agree that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of an option under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of options or benefits in lieu of options in the future. Future grants of options, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the grant, the number of options, vesting provisions, and the exercise price. The Plan has been introduced voluntarily by the Company and in accordance with the provisions of the Plan may be terminated by the Company at any time. By execution of this Agreement, you consent to the provisions of the Plan and this Agreement. Defined terms used herein shall have the meaning set forth in the Plan, unless otherwise defined herein.

COMPANY:

CHINA SUNERGY CO., LTD.

By:
Its: